Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

PRIVATE BUSINESS, INC.

AND

LIGHTYEAR PBI HOLDINGS, LLC

Dated as of

December 9, 2005

6.10	Notices	10
6.11	Headings	11
6.12	Execution in Counterparts	11
6.13	Binding Effect	11
6.14	No Third-Party Beneficiaries	11
6.15	Specific Performance	11

EXHIBIT A	Definitions
EXHIBIT B	Form of Note
EXHIBIT C	Form of Warrant Agreement
EXHIBIT D	Form of Warrant
EXHIBIT E	Form of Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

ii

SECURITIES PURCHASE AGREEMENT

          THIS SECURITIES PURCHASE AGREEMENT, entered into as of December 9, 2005, by and between Private Business, Inc., a Tennessee corporation (the “Company”), and Lightyear PBI Holdings, LLC, a Delaware limited liability company (“Investor”).

RECITALS

          WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated October 20, 2005 (the “Merger Agreement”), with CSL Acquisition Corporation, Captiva Solutions, LLC (“Captiva”) and certain members of Captiva whereby the Company will acquire 100% of the membership interests in Captiva (the “Acquisition”);

          WHEREAS, pursuant to a Commitment Later dated September 19, 2005 (the “Commitment Letter”), the Investor has committed to provide up to $10 million to finance the Acquisition (the “Lightyear Financing”) if the Company is unable to secure commitments from third-parties to provide financing for the Acquisition on terms reasonably acceptable to the Company as determined by the disinterested directors of the Company;

          WHEREAS, pursuant to a resolution dated December 9, 2005, the disinterested directors of the Company have determined that obtaining the Lightyear Financing is in the best interests of the Company and its stockholders; and

          WHEREAS, subject to the terms and conditions set forth in this Purchase Agreement, the Investor wishes to purchase from the Company and the Company wishes to sell to the Investor (i) a $10 million aggregate principal amount Senior Subordinated Note of the Company due December 9, 2010 (the “Note”), the form of which is attached hereto as Exhibit B and (ii) certain warrants to purchase shares of the Company’s common stock pursuant to a Warrant Agreement, the form of which is attached hereto as Exhibit C, and

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.       DEFINITIONS

          For all purposes of this Purchase Agreement, certain capitalized terms shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided herein.

2.       SALE AND PURCHASE OF WARRANTS AND NOTE

          2.1          Sale and Purchase of Warrants and Note.  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company agrees to sell and issue to Investor, and Investor agrees to purchase from the Company on the Closing Date, (i) common stock purchase warrants, in the form attached hereto as Exhibit D (the “Warrants”), to acquire up to 3,787,879 shares of Common Stock at an initial exercise price of $1.32 per share and (ii) the Note.

          2.2          Purchase Price.  The aggregate purchase price for the Warrants and Note purchased and sold hereunder is $10 million (the “Aggregate Purchase Price”).

          2.3          Closing.  The closing (the “Closing”) of the purchase and sale of the Warrant and Note hereunder shall take place at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, TN, immediately prior to the consummation of the Acquisition.  At the Closing, payment will be made by Investor of the Aggregate Purchase Price by wire transfer of immediately available funds to an account designated by the Company not later than one business day prior to the date of Closing (the “Closing Date”).

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Investor as of the date hereof:

          3.1          Organization and Standing.  The Company and each of its subsidiaries (collectively, the “PB Companies”) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own, operate and lease its respective Assets and to carry on its respective business as currently conducted.  The Company has all requisite power and authority to execute and deliver this Purchase Agreement, the Note and the Warrant Agreement and to carry out the transactions contemplated hereby and thereby.  Each PB Company is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.2          Authorization; No Conflict; Enforcement.    (a)  The execution, delivery and performance by the Company of this Purchase Agreement, the Note and the Warrant Agreement, the fulfillment of and compliance by the Company with the respective terms and provisions hereof and thereof, and the consummation by the Company of the transactions contemplated hereby and thereby have been (or upon delivery will be) duly authorized by all necessary corporate action (which authorization has not been modified or rescinded and is in full force and effect) and, do not and will not: (i) conflict with, or violate any provision of any Law or any provision of the certificate of incorporation or bylaws of any PB Company; (ii) conflict with, or result in any breach of, or constitute a default by any PB Company under any Material Agreement to which any PB Company is a party or by which it or any of its Assets may be bound; or (iii) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, any PB Company or any of the Assets now owned or hereafter acquired by any PB Company.  This Purchase Agreement, the Note and the Warrant Agreement constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.

          (b)          No approval, authorization, consent, order, filing, registration or notification is required to be obtained by any of the PB Companies from, or made or given by any of the PB Companies to, any Governmental Authority or any other Person in connection with the execution, delivery and performance of this Purchase Agreement, the Note or the Warrant Agreement or the consummation of the transactions contemplated hereby or thereby, other than such consents or approvals as have been duly obtained and are in full force and effect.

          3.3          Capitalization.

          (a)          The authorized capital stock of the Company consists of 120,000,000 shares, consisting of (a) 20,000,000 shares of preferred stock, without par value (the “Preferred Stock”), and (b) 100,000,000 shares of Common Stock, without par value.  As of the date hereof, (i) 20,000 shares of Series A Preferred Stock, par value $0.01 (the “Series A Stock”) were issued and outstanding, all of which shares were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 40,032 shares of Series B Preferred Stock, par value $0.01 (the “Series B Stock”) were issued and outstanding, all of which shares were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (iii) 14,815,377 shares of Common Stock were issued and outstanding, all of which shares were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (iv) no shares of Common Stock were held in the treasury of the Company, (v) an aggregate of 2,012,890 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding stock options (the “Stock Options”) (of which 1,730,202 shares were in respect of vested or exercisable options) and (vi) 16,000,000 shares of Common Stock were reserved for issuance and issuable upon, or otherwise deliverable in connection with, the exercise of the Warrants issued to the Investor on January 20, 2004 (the “Existing Warrants”).  All of the shares of Common Stock which may be issued pursuant to the Stock Options will be, when issued in exchange for the applicable exercise price thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive (or similar) rights.  Except (i) as set forth above, (ii) as a result of the exercise of Stock Options outstanding as of the date hereof and referred to above and (iii) up to 197,444 shares of Common Stock pursuant shares of Common Stock pursuant to the Private Business, Inc. 2000 Employee Stock Purchase Plan there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exercisable or exchangeable for shares of capital stock or voting securities of the Company, (c) no options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exercisable or exchangeable for capital stock or voting securities of the Company and (d) no equity equivalents, interests in the ownership or earnings of the Company (including earn-outs or similar rights) or other similar rights (the shares, securities and other rights referred to in clauses (a), (b), (c) and (d), collectively, “Company Securities”).  Except for the Stock Options and Existing Warrants referred to above, (x) there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or any voting or equity securities or interests of any subsidiary of the Company, (y) there is no voting trust or other agreement or understanding to which the Company or any of its subsidiaries is a party or is bound with respect to the voting of the capital stock or other voting securities of the Company of any of its subsidiaries and (z) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party.

          (b)          Each of the outstanding shares of capital stock of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive (or similar) rights, and all such shares are owned by the Company or another direct or indirect wholly owned subsidiary of the Company free and clear of all Encumbrances of any nature whatsoever.  There are outstanding (a) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of any subsidiary of the Company, (b) no options, warrants or other rights to acquire from the Company or any of its subsidiaries, and no obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any subsidiary of the Company and (c) no equity equivalents, interests in the ownership or earnings of any subsidiary of the Company or other similar rights.  There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any subsidiary or to provide funds to or make any investment in any such subsidiary or any other entity.  The Company has the ability to effect any action requiring the approval of the shareholders of any subsidiary of the Company and to designate all of the members of the board of directors of each subsidiary of the Company.

          3.4          Compliance with Law; Approvals.  The business of each PB Company has been and is presently being conducted in all material respects in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances.  Each PB Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.5          Status of Shares.  When issued in accordance with this Purchase Agreement, the Warrants to be issued to Investor will be duly authorized by all necessary corporate action on the part of the Company, and will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all Encumbrances except as expressly set forth in the Warrant or the Warrant Agreement.  The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized by all necessary corporate action on the part of the Company and such shares of Common Stock have been validly reserved for issuance, and when issued upon exercise in accordance with the Warrant will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all Encumbrances except for restrictions on transfer under applicable federal and state securities laws.

          3.6          Offering of Shares.  Assuming the accuracy of the representations and warranties of the Investor set forth in Article 4 hereof, the offer and sale of the Warrants to Investor is exempt from the registration and prospectus delivery requirements of the Securities Act.  Neither the Company nor anyone acting on its behalf has taken or will take any action (including any offering of any securities of the Company under circumstances that would require the integration of such offering with the offering of the Warrants under the Securities Act and the rules and regulations of the Commission thereunder) that would subject the offering, issuance and sale of the Warrants to the registration requirements of the Securities Act.

          3.7          Vote Required.  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock, Series A Stock and Series B Stock present at the meeting called therefor and entitled to vote thereon, voting as a single class (the “Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary, whether under applicable Law, the rules and regulations of the Nasdaq National Market or the Nasdaq Small Cap Market, or otherwise, to approve this Purchase Agreement and the transactions contemplated hereby, including the issuance and terms of the Warrants and Note.

          3.8          Proxy Statement.  None of the information supplied by the Company for inclusion or incorporation by reference in the proxy statement for use relating to the approval by the shareholders of the Company of the Acquisition (including the issuance and terms of the Warrants) (the “Proxy Statement”), will, at the date it is first mailed to the Company’s shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Proxy Statement will comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Investor specifically for inclusion or incorporation by reference in the Proxy Statement.

          3.9          General Solicitation; No Integration.  Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Warrants.  The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Warrants sold pursuant to this Purchase Agreement.

          3.10          Disclosure.  No representation or warranty by the Company in this Purchase Agreement contains any untrue or misleading statement of a material fact or omits any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF INVESTOR

          Investor hereby represents and warrants to the Company as to itself as follows:

          4.1          Organization and Standing.  Investor is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization and has the full and unrestricted power and authority to carry on its business as currently conducted, to enter into this Purchase Agreement and to carry out the transactions contemplated hereby.

          4.2          Authorization.  The execution, delivery and performance by Investor of this Purchase Agreement, the Warrant Agreement and all transactions contemplated hereby and thereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Investor of the transactions contemplated hereby and thereby has been duly authorized, (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any provision of, any term or provision of Investor’s governing documents or (b) conflict with, or result in any breach of, or constitute a default under, any material agreement to which Investor is a party or by which Investor is bound.  No other corporate or shareholder action is necessary for Investor to enter into this Purchase Agreement and the Warrant Agreement and to consummate the transactions contemplated hereby and thereby.

          4.3          Binding Obligation.  This Purchase Agreement constitutes a valid and binding obligation of Investor, enforceable in accordance with its terms.  The Warrant Agreement, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Investor, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.

          4.4          No Registration Under the Securities Act.  Investor understands that the Warrants to be purchased by it pursuant to the terms of this Purchase Agreement and the Common Stock of the Company for which the Warrants are exercisable have not been registered under the Securities Act or any state securities law and will be issued, in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless Warrants being acquired hereunder or the Common Stock of the Company for which the Warrants are exercisable subsequently are so registered or qualify for exemption from registration under the Securities Act.

          4.5          Acquisition for Investment.  The Warrants are being acquired under this Purchase Agreement by Investor in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act.  The Warrants and the Common Stock issuable upon exercise of the Warrants will not be offered for sale, sold or otherwise transferred by Investor without either registration or exemption from registration under the Securities Act and any applicable state securities laws.

          4.6          Evaluation of Merits and Risks of Investment.  Investor has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Warrants being acquired hereunder.  Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.  Investor understands and is able to bear any economic risks associated with such investment (including the necessity of holding the Warrants for an indefinite period of time, inasmuch as the Warrants have not been registered under the Securities Act).

          4.7          Additional Information.  Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein.

          4.8          Legend.

          (a)          The certificates evidencing the Common Stock issuable upon exercise of the Warrants will bear a legend substantially similar to the following:

The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) or state securities laws and cannot be offered, sold or otherwise transferred in the absence of registration or the availability of an exemption from registration under the Act and regulations promulgated thereunder and applicable state securities laws.

          (b)         The warrant agreement evidencing the Warrants will bear a legend substantially similar to the following:

This warrant has not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered, sold or otherwise transferred, pledged or hypothecated, nor will any assignee or endorsee hereof be recognized as an owner or holder hereof by the Company for any purpose in the absence of registration or the availability of an exemption from registration under the Act and regulations promulgated thereunder and applicable state securities laws.

5.       DELIVERIES AT CLOSING

          5.1          Deliveries by the Company to Investor at the Closing.  At the Closing, the Company shall deliver to Investor the following:

          (a)          an executed copy of this Purchase Agreement and the Warrant Agreement;

          (b)          a certified copy of the resolutions adopted by the Board of Directors, by a committee of the Board of Directors consisting of the disinterested members of the Board of Directors and by the shareholders of the Company authorizing the transactions contemplated by this Purchase Agreement;

          (c)          an opinion of Harwell Howard Hyne Gabbert & Manner, P.C., counsel for the Company, to the effect and substantially in the form of Exhibit E;

          (d)          certified copy of the Charter and Bylaws of the Company;

          (e)          a certificate of existence as of a date not more than ten days prior to the Closing Date issued by the Secretary of State of the State of Tennessee evidencing that the Company is in good standing under the laws of the State of Tennessee; and

          (f)          the Funding Fee as set forth in Section 6.3.

          5.2          Deliveries by the Investor to the Company at the Closing.  At the Closing, the Investor shall deliver to the Company the following:

          (a)          an executed copy of this Purchase Agreement and the Warrant Agreement; and

          (b)          a wire transfer of funds to an account designated by the Company in the amount of $10 million representing the Aggregate Purchase Price.

6.       MISCELLANEOUS

          6.1          Additional Actions and Documents.  Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and to obtain such consents, as may be necessary or as may be reasonably requested by the other party hereto in order to fully effectuate the purposes, terms and conditions of this Purchase Agreement.

          6.2          Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Investor and its Affiliates and their respective officers, directors, employees, advisors, and agents (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Purchase Agreement, the Warrant Agreement, the Commitment Letter, the Note, the Warrants, the use of the proceeds thereof, the Acquisition or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of an Indemnified Person.

          6.3          Fees and Expenses.  At Closing, the Company shall pay to Investor by wire transfer of immediately available funds (or at the option of the Investor by offset against the Aggregate Purchase Price) a funding fee in the amount of $250,000 (the “Funding Fee”), paid in consideration of the Investor providing the Lightyear Financing.  Within 20 days of the Closing Date, the Company shall pay to Investor by wire transfer of immediately available funds an amount equal to the out-of-pocket third party expenses of Investor (including due diligence expenses, travel expenses, and reasonable fees, charges and disbursements of counsel), in an amount not to exceed $100,000 (the “Reimbursed Expenses”). Except as set forth in the foregoing sentence, each party hereto shall pay its own expenses incident to this Purchase Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

          6.4          Assignment.  Investor shall have the right to assign its rights and obligations under this Purchase Agreement, in whole or in part, to an Affiliate or to designate any Affiliate (to the extent permitted by Law) to receive directly the Note or the Warrants to be purchased hereunder or to exercise any of the rights of Investor, or to perform any of its obligations.  The Company shall not assign its rights and obligations under this Purchase Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Investor, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect.  In no event shall the assignment by the Company or Investor of its rights or obligations under this Purchase Agreement release the Company or Investor from their respective liabilities and obligations hereunder.

          6.5          Entire Agreement; Amendment.  This Purchase Agreement, the Exhibits and the Warrant Agreement referred to herein or furnished pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.  No amendment, modification or discharge of this Purchase Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

          6.6          Waiver.  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Purchase Agreement, the Warrant Agreement, or any other agreement or document given pursuant to or in connection with this Purchase Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein.  No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.  No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

          6.7          Severability.  If any part of any provision of this Purchase Agreement or any other agreement or document given pursuant to or in connection with this Purchase Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Purchase Agreement.

          6.8          Governing Law.  This Purchase Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the state of New York.

          6.9          Jurisdiction; No Jury Trial.    (a)  Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts located in the State of New York, for any actions, suits or proceedings arising out of or relating to this Purchase Agreement and the transactions contemplated hereby (and each of the parties agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process of any action, suit or proceeding brought against it in any such court.  Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Purchase Agreement or the transactions contemplated hereby in such federal courts as aforesaid and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          (b)          Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Purchase Agreement and for any counterclaim therein.

          6.10          Notices.  All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Purchase Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                          (i)          If to the Company:

                                       Private Business, Inc.
                                       9020 Overlook Boulevard, Suite 300
                                       Brentwood, Tennessee  37027
                                       Attention:  Henry M. Baroco
                                       Facsimile:  (615) 565-3177

                          with a copy (which shall not constitute notice) to:

                                       Harwell Howard Hyne Gabbert & Manner, P.C.
                                       315 Deaderick Street, Suite 1800
                                       Nashville, TN 37238-1800
                                       Attention: David Cox
                                       Facsimile:  (615) 251-1056

                          If to Investor:

                                       c/o The Lightyear Fund, L.P.
                                       375 Park Avenue, 11th Floor
                                       New York, New York 10152
                                       Attention: Lori J. Forlano
                                       Facsimile: (212) 328-0516

                          with a copy (which shall not constitute notice) to:

                                       Simpson Thacher & Bartlett LLP
                                       425 Lexington Avenue
                                       New York, New York 10017
                                       Attention:  Caroline B. Gottschalk
                                       Facsimile: (212) 455-2502

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.  Each notice, demand, request, or communication that shall be hand delivered, sent, mailed, faxed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

          6.11          Headings.  Section headings contained in this Purchase Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Purchase Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          6.12          Execution in Counterparts.  To facilitate execution, this Purchase Agreement may be executed in as many counterparts as may be required.  It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts.  All counterparts shall collectively constitute a single Purchase Agreement.  It shall not be necessary in making proof of this Purchase Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

          6.13          Binding Effect.  Subject to any provisions hereof restricting assignment, this Purchase Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.  Whenever statements as to enforceability are made in this Purchase Agreement, it is acknowledged and agreed that such enforceability may be limited by insolvency, bankruptcy, moratorium, or similar laws, rules and regulations affecting creditors’ rights generally and by general principles of equity.

          6.14          No Third-Party Beneficiaries.  Nothing in this Purchase Agreement will be construed as giving any Person, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Purchase Agreement or any provision hereof.

          6.15          Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Purchase Agreement and to enforce specifically the terms and provisions of this Purchase Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Securities Purchase Agreement, or have caused this Amended and Restated Securities Purchase Agreement to be duly executed on their behalf, as of the day and year first above written.

PRIVATE BUSINESS, INC.

By:	/s/ Henry M. Baroco

Its:	Chief Executive Officer

LIGHTYEAR PBI HOLDINGS, LLC

By:	/s/ Timothy Kacani

Its:	Chief Financial Officer

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

EXHIBIT A

DEFINITIONS

          “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is controlled by or is under common Control with, such specified Person, for so long as such Person remains so associated to the specified Person.

          “Assets” means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including real and personal property.

          “Board of Directors” or “Board” shall mean the Board of Directors of the Company.

          “Common Stock” means the common stock no par value, of the Company.

          “Control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

           “Encumbrance” means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

          “Exhibit” means an exhibit attached to the Purchase Agreement.

          “GAAP” means Generally Accepted Accounting Principles in the United States.

          “Governmental Authority” means any federal, state, provincial, local or foreign court, government department, agency, board, commission, regulatory authority or other governmental body or instrumentality.

           “Material Adverse Effect” means any event, circumstance, occurrence, fact, condition, change or effect that could reasonably be expected to be materially adverse to (i) the business, operations, results of operations, condition (financial or otherwise), prospects, properties, assets or liabilities of the PB Companies taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated hereby.

           “Permitted Encumbrance” means (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers’ compensation, unemployment insurance, old age pensions or other social security obligations; (iii) mechanics’, materialmens’ or contractors’ liens or encumbrances or any similar lien or encumbrance created by statute for amounts not yet due and payable and (iv) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary course of business of the Company.

          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

          “Purchase Agreement” means this Securities Purchase Agreement, including all Exhibits hereto.

           “Section” means a Section (or a subsection) of the Purchase Agreement.

          “Securities Act” means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

          “Special Meeting” means the specially called meeting of the shareholders of the Company called for the purpose of approving the Acquisition (including the issuance and terms of the Warrants).

          Other Definitional Provisions:

          (a)          The words “herein”, “hereof”, “hereto” and “hereunder” and words of similar import, when used in this Purchase Agreement, shall refer to this Purchase Agreement as a whole and not to any particular provision of this Purchase Agreement.

          (b)          The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c)          This Purchase Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          (d)          Whenever the words “include”, “including” or “includes” appear in this Purchase Agreement, they shall be read to be followed by the words “without limitation” or words having similar import.

          (e)          Other terms may be defined elsewhere in the text of this Purchase Agreement and, unless otherwise indicated, shall have such meanings throughout this Purchase Agreement.